Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-4 of our reports dated December 18, 2009 relating to the financial statements of Miami-Dade County Operations, a division of Republic Services of Florida, a Limited Partnership appearing in the proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such proxy statement/prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

June 3, 2010